
<ARTICLE> 5
<CIK> 0001022079
<NAME> QUEST DIAGNOSTICS INCORPORATED
<MULTIPLIER> 1000
<CURRENCY> US

<PERIOD-TYPE>                   3-MOS                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-2000             DEC-31-1999
<PERIOD-START>                             JAN-01-2000             JAN-01-1999
<PERIOD-END>                               MAR-31-2000             MAR-31-1999
<EXCHANGE-RATE>                                      1                       1
<CASH>                                          28,487                 154,197
<SECURITIES>                                         0                       0
<RECEIVABLES>                                  627,851                 300,194
<ALLOWANCES>                                   143,626                  70,408
<INVENTORY>                                     49,905                  33,042
<CURRENT-ASSETS>                               830,424                 530,639
<PP&E>                                         809,015                 596,379
<DEPRECIATION>                                 385,732                 349,141
<TOTAL-ASSETS>                               2,838,635               1,318,199
<CURRENT-LIABILITIES>                          622,533                 309,205
<BONDS>                                      1,157,899                 360,187
<PREFERRED-MANDATORY>                            1,000                   1,000
<PREFERRED>                                          0                       0
<COMMON>                                           451                     303
<OTHER-SE>                                     895,579                 575,984
<TOTAL-LIABILITY-AND-EQUITY>                 2,838,635               1,318,199
<SALES>                                              0                       0
<TOTAL-REVENUES>                               857,479                 381,841
<CGS>                                          529,037                 237,408<F1>
<TOTAL-COSTS>                                  778,872                 354,008
<OTHER-EXPENSES>                                 1,708                   1,302
<LOSS-PROVISION>                                62,646                  20,337
<INTEREST-EXPENSE>                              29,763                   7,359
<INCOME-PRETAX>                                 35,196                  14,078
<INCOME-TAX>                                    17,387                   6,645
<INCOME-CONTINUING>                             17,809                   7,433
<DISCONTINUED>                                       0                       0
<EXTRAORDINARY>                                      0                       0
<CHANGES>                                            0                       0
<NET-INCOME>                                    17,809                   7,433
<EPS-BASIC>                                       0.40                    0.25
<EPS-DILUTED>                                     0.39                    0.24

<F1>During the fourth quarter 1999, the Company reclassified certain expense items, primarily related to a portion of occupancy costs and professional liability insurance expense items, from selling, general and administrative expenses to cost of services, to better reflect the cost of performing testing. All prior year financial information has been reclassified for comparative purposes to conform with the 1999 presentation.

